Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of Radiation Therapy Services, Inc. of our report dated July 21, 2010 relating to the financial statements of Carolina Regional Cancer Center, LLC, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, NC, USA
November 24, 2010